UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

Organovo Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35996	27-1488943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Rd Suite 100
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 224-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Organovo Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on February 25, 2025, the Company entered into an asset purchase agreement dated February 23, 2025 (the “Purchase Agreement”) with Eli Lilly and Company, an Indiana corporation (“Lilly”), for the sale to and purchase by Lilly of the Company’s FXR program and related assets (the “Asset Sale”).

On March 25, 2025, the Company and Lilly completed the Asset Sale. The consideration for the Asset Sale consists of (i) an upfront cash payment by Lilly to the Company equal to $10.0 million, of which $9.0 million was paid at closing and the remaining $1.0 million was deposited into escrow for 15 months to satisfy any claims for indemnification during such period under the Purchase Agreement, (ii) the assumption by Lilly of certain liabilities related to the FXR program, and (iii) potential milestone payments by Lilly of up to $50.0 million in the aggregate, which are contingent upon the achievement of certain development, regulatory and commercial milestones. In connection with the completion of the Asset Sale, the parties entered into a transition services agreement and certain other ancillary agreements.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2025, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2025, Vaidehi Joshi notified the Board of Directors (the “Board”) of the Company that she resigned from the Board and all committees of the Board, effective as of March 21, 2025. Ms. Joshi’s decision to resign was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On March 25, 2025, the Company issued a press release announcing the closing of the Asset Sale. The press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1* Asset Purchase Agreement, dated February 23, 2025, by and between the Company, Eli Lilly and for certain sections therein, Organovo, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 25, 2025).

99.1 Press Release, dated March 25, 2025.

104 Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

* Portions of this exhibit (indicated by [… * * *…]) have been omitted because the Company has determined that the information is both (i) not material and (ii) of the type that the Company treats as private and confidential. In addition, schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date:	March 26, 2025	By:	/s/ Keith Murphy
Name: Keith Murphy Title: Executive Chairman